[LOGO] CAMCO FINANCIAL CORPORATION

6901 Glenn Highway
Cambridge, OH 43725-9757
Phone: 740-435-2020
Fax: 740-432-2743 [Private Fax]

                                   EXHIBIT 99

                                                 CONTACTS:
                                                          RICHARD C. BAYLOR, CEO
                                                          PHONE: 740-435-2040
                                                     OR
                                                          MARK A. SEVERSON, CFO
[ ]                                                       PHONE: 740-435-2055

                                  NEWS RELEASE

RELEASE DATE: JULY 22, 2005

RELEASE TIME: 4:00 P.M.

              CAMCO FINANCIAL ANNOUNCES STRONG SECOND QUARTER 2005
                                 EARNINGS GROWTH

CAMBRIDGE, OHIO (NASDAQ: CAFI) - Camco Financial Corporation (Camco) reported net earnings for the quarter ended June 30, 2005 of $2.04 million or $.27 per share as compared with net earnings of $1.53 million or $.21 per share for the same quarter in 2004, an increase of 29%.

      For the 6 months ended June 30, 2005 Camco reported net earnings of $4.26 million compared to $2.57 million of net earnings reported for the same 6 month period in 2004. Basic earnings per share for the 6 months ended June 30, 2005 were $.56 compared to $.35 for the same 6 month period in 2004, an increase of 60%.

          NASDAQ: CAFI - EMAIL: camco@camco.cc - www.camcofinancial.com

      Camco recently announced a quarterly dividend of $.145 which was payable July 15, 2005. This dividend represents an annualized yield of 4.26% on Camco's June 30th quarter-end market value.

      President & CEO Richard C. Baylor commented, "We continue to see significant progress from our efforts to restructure the composition of our balance sheet to be more commercial bank-like. At the end of the second quarter commercial and consumer loans represented 44% of our loan portfolio, versus 36% one year ago. We are encouraged to see our annualized return on average equity for the six months ended June 30, 2005 at 9.45% which is in excess of the average of all publicly traded Ohio banks."

      Mr. Baylor continued, "For the six months ended June 30, 2005 our net interest margin increased to 2.95% from 2.47% compared to the six months ended June 30, 2004. The average yield on our earning assets continues to increase as we execute our strategic plan to shift the composition of our loan portfolio. Overall, the yield on our interest earning assets has increased 30 basis points from last year's second quarter, and the cost of interest bearing liabilities has decreased 22 basis points. We continue to focus on including higher margin producing and interest rate sensitive commercial and consumer loans. And as opportunities present themselves, we are recruiting seasoned lenders in the markets we serve to further our portfolio goals."

          NASDAQ: CAFI - EMAIL: camco@camco.cc - www.camcofinancial.com

REVIEW OF SIGNIFICANT AREAS:

NET INTEREST MARGIN: During the second quarter of 2005, as short-term interest rates continued rising, the net interest margin improved to 2.97% in the second quarter 2005 from 2.93% in the first quarter of 2005. This improvement was made possible through Camco's emphasis on growing the commercial, commercial real estate and consumer loan portfolios and the ability to effectively manage overall cost of funds.

NON-INTEREST INCOME: For the 6 months ended June 30, 2005 total non-interest income increased 3.1% to $3.34 million from $3.24 million for the same period last year. Core non-interest income, which is net of gain on sale of assets and mortgage servicing rights, increased 12.5% to $2.93 million from $2.60 million. Of this increase, $150,000 was due to "Extended Overdraft" fee income, which did not exist in the second quarter of 2004. For the six months ended June 30, 2005, $33.2 million of loans were sold with a total gain of $349,000 as compared to $57.7 million sold in the second quarter of 2004 for a gain of $490,000. Although less volume overall was originated and sold, the profit margin increased on the sales from .85% to 1.05%. The amount of loans sold in the first six months of 2005 was 57.5% of the prior year's production due to rising interest rates, and a higher percentage of adjustable rate loans being originated and retained in the bank's portfolio.

Mortgage servicing rights had a positive impact in the six months ended June 30, 2005 of $9,000 versus the six months ended June 30, 2004, which had a negative adjustment of $73,000. Even though loan sales were down 42.5% to $33.2 million

          NASDAQ: CAFI - EMAIL: camco@camco.cc - www.camcofinancial.com versus $57.7 million, the prepayment on the portfolio slowed. The overall value of mortgage servicing rights increased to 1.26% from 1.15% as a percent of loans serviced, primarily due to a lower risk of prepayment resulting from increasing interest rates.

OPERATING EXPENSES: For the six months ended June 30, 2005, operating expenses were $11.38 million compared to $11.36 million for the comparable period in 2004, or an increase of .1%. As a percentage of average assets, operating expenses decreased slightly to 2.14% from 2.17%.

ASSET QUALITY: Non-performing loans as a percentage of loans decreased 20% from 1.39% at March 31, 2005 to 1.11% at June 30, 2005. The allowance for loan losses as a percentage of loans decreased slightly from 79 basis points at March 31, 2005 to 78 basis points at June 30, 2005. At June 30, 2005, total non-performing loans were $9.4 million, of which approximately 52% were single family residential loans.

STRATEGIC VISION: Camco continues to execute and manage its long-term strategic plan. This plan encompasses the diversification of the balance sheet primarily through increasing commercial, commercial real estate and consumer loan portfolios as well as transaction-based deposits. Critical to the strategy is the future growth of the balance sheet and the corresponding increase in net interest income. Complimentary revenue sources to enhance the net interest income are being actively pursued while management remains vigilant to contain operating expenses in this transitional period. Growth is being developed by opening new branch offices in existing or adjacent markets versus acquisitions, with our newest banking center in Vienna, West Va., opening in July 2005, representing that effort.

          NASDAQ: CAFI - EMAIL: camco@camco.cc - www.camcofinancial.com

      Camco Financial Corporation, holding company for Advantage Bank, is a multi-state financial holding company headquartered in Cambridge, Ohio with assets of $1.07 billion. Advantage Bank and its affiliates offer community banking, mortgage banking, internet banking and title services from 31 offices in 23 communities in Ohio, Kentucky and West Virginia.

Additional information about Camco Financial may be found on Camco's web site: www.advantagebank.com.

The words or phrases "will likely result," "are expected to," "will continue," "is anticipated," "estimate," "project" or similar expressions are intended to identify "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are subject to certain risks and uncertainties including changes in economic conditions in the Company's market area, changes in policies by regulatory agencies, fluctuations in interest rates, demands for loans in the Company's market area and competition, that could cause actual results to differ materially from historical earnings and those presently anticipated or projected. The Company wishes to caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. The Company does not undertake, and specifically disclaims any obligation, to publicly release the result of any revisions that may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

FINANCIALS ATTACHED.

          NASDAQ: CAFI - EMAIL: camco@camco.cc - www.camcofinancial.com

                           CAMCO FINANCIAL CORPORATION
            CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
        (IN THOUSANDS, EXCEPT FOR PER SHARE DATA AND SHARES OUTSTANDING)

                                        (UNAUDITED)       (UNAUDITED)      AUDITED      (UNAUDITED)   (UNAUDITED)
                                          6/30/05           3/31/05        12/31/04       9/30/04       6/30/04
                                        -----------       -----------     ----------    -----------   -----------
ASSETS

Cash and Cash Equivalents                    36,778            39,795     $   42,894    $    45,291   $    38,192
Investments                                 113,517           109,179        108,429        117,370       124,694

Loans Held for Sale                           3,441             4,616          2,837          4,386         4,805

Loans Receivable                            847,731           843,777        840,305        898,355       838,699
Allowance for Loan Loss                      (6,540)           (6,637)        (6,476)        (6,398)       (5,528)
                                        -----------       -----------     ----------    -----------   -----------
    Loans Receivable, Net                   841,191           837,140        833,829        891,957       833,171

Goodwill                                      6,683             6,683          6,736          7,023         2,953
Other Assets                                 67,747            67,221         71,098         68,078        64,902
                                        -----------       -----------     ----------    -----------   -----------

TOTAL ASSETS                            $ 1,069,357       $ 1,064,634     $1,065,823    $ 1,134,105   $ 1,068,717
                                        ===========       ===========     ==========    ===========   ===========
LIABILITIES

Deposits                                    669,283           674,853     $  667,778    $   728,918   $   677,567
Borrowed Funds                              298,295           289,302        295,310        291,719       289,712
Other Liabilities                            11,123            10,900         13,414         16,441         9,715
                                        -----------       -----------     ----------    -----------   -----------
TOTAL LIABILITIES                           978,701           975,055        976,502      1,037,078       976,994

STOCKHOLDERS EQUITY                          90,656            89,579         89,321         97,027        91,723
                                        -----------       -----------     ----------    -----------   -----------

TOTAL LIABILITIES AND
STOCKHOLDERS' EQUITY                    $ 1,069,357       $ 1,064,634     $1,065,823    $ 1,134,105   $ 1,068,717
                                        ===========       ===========     ==========    ===========   ===========

STOCKHOLDERS' EQUITY TO                        8.48%             8.41%          8.38%          8.56%         8.58%
TOTAL ASSETS

TOTAL SHARES OUTSTANDING                  7,643,746         7,678,747      7,663,153      7,640,505     7,358,888

BOOK VALUE PER SHARE                    $     11.86       $     11.67     $    11.66    $     12.70   $     12.46

                           CAMCO FINANCIAL CORPORATION
                  CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS
                              QUARTERLY INFORMATION
        (IN THOUSANDS, EXCEPT FOR PER SHARE DATA AND SHARES OUTSTANDING)

                                                              3 MONTHS      3 MONTHS        3 MONTHS      3 MONTHS      3 MONTHS
                                                                ENDED         ENDED          ENDED          ENDED         ENDED
                                                               6/30/05       3/31/05        12/31/04       9/30/04       6/30/04
                                                             (UNAUDITED)   (UNAUDITED)    (UNAUDITED)    (UNAUDITED)   (UNAUDITED)
                                                             -----------   -----------    -----------    -----------   -----------
INTEREST INCOME:
  LOANS                                                      $    12,311   $    11,962    $    12,188    $    11,860   $    11,469
  MORTGAGE-BACKED SECURITIES                                         742           751            785            833           791
  INVESTMENT SECURITIES                                              257           185            178            209           203
  INTEREST-BEARING DEPOSITS AND OTHER                                651           607            610            571           522
                                                             -----------   -----------    -----------    -----------   -----------
    TOTAL INTEREST INCOME                                         13,961        13,505         13,761         13,473        12,985
                                                             -----------   -----------    -----------    -----------   -----------

INTEREST EXPENSE:
  DEPOSITS                                                         3,786         3,503          3,723          3,570         3,303
  BORROWINGS                                                       2,646         2,634          3,355          3,497         3,406
                                                             -----------   -----------    -----------    -----------   -----------
    TOTAL INTEREST EXPENSE                                         6,432         6,137          7,078          7,067         6,709
                                                             -----------   -----------    -----------    -----------   -----------
NET INTEREST INCOME                                                7,529         7,368          6,683          6,406         6,276
PROVISION FOR LOSSES ON LOANS                                        360           240            855            255           255
                                                             -----------   -----------    -----------    -----------   -----------
NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES                7,169         7,128          5,828          6,151         6,021
                                                             -----------   -----------    -----------    -----------   -----------

NONINTEREST INCOME
  LATE CHARGES, RENT AND OTHER                                       715           745            585            623           600
  LOAN SERVICING FEES                                                371           378            381            373           379
  SERVICE CHARGES AND OTHER FEES ON DEPOSITS                         386           334            404            407           327
  GAIN ON SALE OF LOANS                                              179           170            140            189           214
  VALUATION OF MORTGAGE SERVICING RIGHTS - NET                       (42)           51            269            206            29
  GAIN ON SALE OF INVESTMENT, MBS & FIXED ASSETS                       0            19          6,653             10            23
  GAIN ON SALE OF REAL ESTATE ACQ'D THROUGH FORECLOSURE               25             9            123            106           131
                                                             -----------   -----------    -----------    -----------   -----------
    TOTAL NONINTEREST INCOME                                       1,634         1,706          8,555          1,914         1,703
                                                             -----------   -----------    -----------    -----------   -----------

NON INTEREST EXPENSE
  EMPLOYEE COMPENSATION AND BENEFITS                               2,811         2,964          2,655          2,763         2,672
  OCCUPANCY AND EQUIPMENT                                            763           797            821            867           828
  DATA PROCESSING                                                    347           331            331            320           325
  ADVERTISING                                                        303           229            225            387           181
  FRANCHISE TAXES                                                     67            79            201            283           294
  OTHER OPERATING                                                  1,519         1,165          1,317          1,307         1,194
  FHLB PREPAYMENT PENALTY (1)                                          0             0         18,879              0             0
                                                             -----------   -----------    -----------    -----------   -----------
    TOTAL NONINTEREST EXPENSE                                      5,810         5,565         24,429          5,927         5,494
                                                             -----------   -----------    -----------    -----------   -----------

NET INCOME - BEFORE INCOME TAX                                     2,993         3,269        (10,046)         2,138         2,230
  PROVISION FOR INCOME TAXES                                         953         1,051         (3,476)           670           698
                                                             -----------   -----------    -----------    -----------   -----------
REPORTED NET INCOME                                                2,040         2,218         (6,570)         1,468         1,532
                                                             -----------   -----------    -----------    -----------   -----------

ADJUSTED FOR NON-RECURRING ITEMS
  SALE OF BRANCHES                                                     0             0         (4,024)
    FHLB PREPAYMENT COSTS (NET OF TAX)                                 0             0         12,460              0             0
                                                                       -             -         ------              -             -

                                                             -----------   -----------    -----------    -----------   -----------
NET EARNINGS FROM OPERATIONS                                       2,040         2,218          1,866          1,468         1,532
                                                             ===========   ===========    ===========    ===========   ===========

EARNINGS PER SHARE REPORTED:
                                                     BASIC   $      0.27   $      0.29         ($0.89)   $      0.20   $      0.21
                                                   DILUTED   $      0.27   $      0.29            N/A    $      0.19   $      0.21
EARNINGS PER SHARE OPERATIONS:
                                                     BASIC   $      0.27   $      0.29    $      0.24    $      0.20   $      0.21
                                                   DILUTED   $      0.27   $      0.29    $      0.24    $      0.19   $      0.21

                                  BASIC WEIGHTED NUMBER OF
                                        SHARES OUTSTANDING     7,660,120     7,677,795      7,645,005      7,513,890     7,357,635
                                DILUTED WEIGHTED NUMBER OF
                                        SHARES OUTSTANDING     7,681,186     7,711,433      7,684,500      7,559,916     7,403,929

                           CAMCO FINANCIAL CORPORATION
                         SELECTED RATIOS AND STATISTICS
                      PERIODS ENDED JUNE 30, 2005 AND 2004
        (IN THOUSANDS, EXCEPT FOR PER SHARE DATA AND SHARES OUTSTANDING)

                                                      6 MONTHS     6 MONTHS      3 MONTHS      3 MONTHS
                                                       ENDED         ENDED         ENDED         ENDED
                                                      6/30/05       6/30/04       6/30/05       6/30/04
                                                    (UNAUDITED)   (UNAUDITED)   (UNAUDITED)   (UNAUDITED)
                                                    -----------   -----------   -----------   -----------
REPORTED:
RETURN ON AVERAGE EQUITY                               9.45%         5.52%         9.05%         6.59%

RETURN ON AVERAGE ASSETS                               0.80%         0.49%         0.77%         0.58%

INTEREST RATE SPREAD                                   2.75%         2.23%         2.76%         2.24%

NET INTEREST MARGIN                                    2.95%         2.47%         2.97%         2.47%

YIELD ON EARNING ASSETS                                5.44%         5.14%         5.51%         5.11%

COST OF DEPOSITS                                       2.26%         2.05%         2.34%         2.03%

COST OF FUNDS                                          3.62%         4.93%         3.66%         4.81%

TOTAL COST OF INTEREST BEARING LIABILITIES             2.69%         2.91%         2.75%         2.87%

NONINTEREST EXPENSE/AVERAGE ASSETS                     2.14%         2.17%         2.18%         2.07%

EFFICIENCY RATIO                                      62.37%        72.91%        63.41%        68.86%

NON PERFORMING ASSETS TO TOTAL ASSETS                  1.09%         1.32%         1.20%         1.32%

NON PERFORMING LOANS TO TOTAL NET LOANS INCLUDING
   LOANS HELD FOR SALE                                 1.11%         1.39%         1.27%         1.39%

ALLOWANCE FOR LOAN LOSSES TO TOTAL LOANS               0.78%         0.66%         0.78%         0.66%

Ratios are based upon the mathematical average of the balances at the end of each month for the quarter and were annualized where appropriate

                           CAMCO FINANCIAL CORPORATION
                           AVERAGES FOR QUARTERS ENDED
                     JUNE 2005, MARCH 2005 AND DECEMBER 2004
        (IN THOUSANDS, EXCEPT FOR PER SHARE DATA AND SHARES OUTSTANDING)

                                                                        AVERAGE TABLE - QUARTER ENDED
                                            -------------------------------------------------------------------------------------
                                                    JUN 30, 2005                MAR 31, 2005                  DEC 31, 2004
                                            ---------------------------  ---------------------------  ---------------------------
                                             Average             Yield/   Average             Yield/   Average             Yield/
                                             Balance   Interest   Rate    Balance   Interest   Rate    Balance   Interest   Rate
                                            ---------  --------  ------  ---------  --------  ------  ---------  --------  ------
INTEREST - EARNING ASSETS:
  Loans held for sale                           4,078                        4,006                        4,326
  Loans receivable - net                      839,894   12,311    5.83%    836,569   11,962    5.69%    869,716   12,188    5.58%
  Mortgage-backed securities                   78,766      742    3.77%     82,381      751    3.65%     87,825      785    3.58%
  Investment securities                        30,723      257    3.35%     24,369      185    3.04%     24,655      178    2.89%
  Interest-bearing deposits and other          59,353      651    4.39%     60,050      607    4.04%     61,389      610    3.97%
                                            ---------   ------    ----   ---------   ------    ----   ---------   ------    ----
    Total interest earning assets           1,012,814   13,961    5.51%  1,007,375   13,505    5.36%  1,047,911   13,761    5.25%
                                            ---------   ------    ----   ---------   ------    ----   ---------   ------    ----

Noninterest-earning assets                     52,489                       56,173                       55,825
                                            ---------                    ---------                    ---------
TOTAL ASSETS                                1,065,303                    1,063,548                    1,103,736
                                            =========                    =========                    =========

INTEREST-BEARING LIABILITIES:
  Deposits                                    646,923    3,786    2.34%    642,359    3,503    2.18%    690,919    3,723    2.16%
  Advances                                    289,058    2,646    3.66%    293,551    2,634    3.59%    278,873    3,355    4.81%
                                            ---------   ------    ----   ---------   ------    ----   ---------   ------    ----
    Total interest-bearing liabilities        935,981    6,432    2.75%    935,910    6,137    2.62%    969,792    7,078    2.92%
                                            ---------   ------    ----   ---------   ------    ----   ---------   ------    ----

Noninterest-bearing sources:
  Noninterest-bearing liabilities              39,123                       37,710                       38,163
  Shareholders' equity                         90,199                       89,928                       95,781
                                            ---------                    ---------                    ---------
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY  1,065,303                    1,063,548                    1,103,736
                                            =========                    =========                    =========
                                                         -----    ----                -----    ----                -----    ----
NET INTEREST INCOME & MARGIN                             7,529    2.97%               7,368    2.93%               6,683    2.55%
                                                         =====    ====                =====    ====                =====    ====